UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

HOUSTON WIRE & CABLE COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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HOUSTON WIRE & CABLE COMPANY
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2008

To Our Stockholders:

The 2008 annual meeting of stockholders of Houston Wire & Cable Company will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Thursday, May 8, 2008, at 8:30 a.m., Central Time.  The 2008 annual meeting of stockholders is being held for the following purposes:

1.  To elect seven directors to serve on the Board of Directors until the 2009 annual meeting of stockholders and until their successors have been elected and qualified (Proposal No. 1);

2.  To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 (Proposal No. 2); and

3.  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 10, 2008 are entitled to vote at the meeting or at any postponement or adjournment thereof.

Please act promptly to vote your shares with respect to the proposals described above.  You may vote your shares by marking, signing, dating and mailing the enclosed proxy card.  You may also vote by telephone or through the Internet by following the instructions set forth on the proxy card. If you attend the annual meeting, you may vote in person, even if you have previously submitted a proxy.

By Order of the Board of Directors,

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary

March 28, 2008

HOUSTON WIRE & CABLE COMPANY
10201 North Loop East
Houston, Texas 77029

PROXY STATEMENT

This proxy statement contains information related to the 2008 annual meeting of stockholders of Houston Wire & Cable Company, a Delaware corporation (the “Company,” “we” or “us”) that will be held at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 on Thursday, May 8, 2008, at 8:30 a.m., Central Time, and at any postponements or adjournments thereof.  We are first mailing notice of availability of this proxy statement and the accompanying proxy card, annual report to stockholders and annual report on Form 10-K for the year ended December 31, 2007, on or about March 28, 2008.

ABOUT THE MEETING
What is the purpose of this proxy statement?

The purpose of this proxy statement is to provide information regarding matters to be voted on at the 2008 annual meeting of our stockholders.  Additionally, it contains certain information that the Securities and Exchange Commission (the “SEC”) requires us to provide annually to stockholders.  The proxy statement is also the document used by our board to solicit proxies to be used at the 2008 annual meeting.  Proxies are solicited to give all stockholders of record an opportunity to vote on the matters to be presented at the annual meeting, even if they cannot attend the meeting.  The board has designated Charles A. Sorrentino and Scott L. Thompson as proxies, who will vote the shares represented by proxies at the annual meeting in accordance with the stockholders’ instructions.

What proposals will be voted on at the annual meeting?

Stockholders will vote on the following proposals at the annual meeting:

•	the election of seven directors, each to serve until the next annual meeting and until a successor is duly elected and qualified (Proposal No. 1);

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2); and

•	any other business properly coming before the annual meeting and any adjournment or postponement thereof.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 10, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting.  If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do to vote your shares.

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029, during normal business hours for a period of ten days before the annual meeting and at the annual meeting.

What is the difference between a stockholder of record and a beneficial holder of shares?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered a stockholder of record with respect to those shares.  If this is the case, the stockholder proxy materials have been sent or provided directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee (also known as held “in street name”), you are considered the “beneficial holder” of the shares, and your brokerage firm, bank or other nominee is the stockholder of record of those shares.  If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee.  As the beneficial holder, you have the right to direct your broker, bank or other nominee how to vote your shares.  Please contact your broker, bank, or other nominee for instructions on how to vote any shares you beneficially own.

Who can attend the meeting?

All stockholders of record as of March 10, 2008, or their duly appointed proxies, may attend the meeting.  If you hold your shares in “street name,” you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold the annual meeting.  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.  As of the record date, 18,577,727 shares of our common stock were outstanding.  Shares covered by proxies received but marked as abstentions will be considered present at the meeting for purposes of establishing a quorum.

How do I vote?

You may vote in person at the meeting or by proxy by any of the following methods:

•	Telephoning the toll-free number listed on the proxy card;

•	Using the Internet site listed on the proxy card; or

•	Marking, dating, signing and returning the enclosed proxy card.

We recommend that you vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.  If you vote by proxy, your shares will be voted as you direct on the proxy card or by telephone or via the Internet.  If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person, even if you previously sent in a proxy card or voted by telephone or via the Internet.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.  If you are a “street name” stockholder and you wish to vote in person at the meeting, you will need to obtain a proxy from the institution that holds your shares and present it to the inspector of elections with your ballot when you vote at the annual meeting.

Can I change my vote after I give my proxy?

You can revoke your proxy, whether it was given by telephone, Internet or mail, before it is voted by:

•	Delivering to our Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy before or at the annual meeting and prior to voting;

•	Delivering a new duly executed proxy bearing a later date, including a proxy given by telephone or via the Internet; or

•	Voting in person at the annual meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s).

If your shares are held in a “street name,” you may vote in person at the annual meeting if you obtain a proxy as described in the answer to the previous question.  The powers of the proxy holders with regard to your shares will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not, by itself, revoke a previously granted proxy.

How many votes are required for the proposals to pass?

Each outstanding share entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.  Directors are elected by a plurality vote, meaning that the seven director nominees receiving the greatest numbers of votes will be elected.  The proposal to ratify the selection of our independent registered public accounting firm requires the approval of a majority of the votes present, in person or by proxy, and entitled to vote on the matter.

How are abstentions and broker non-votes treated?

If a stockholder withholds authority to vote, or abstains from voting, on any proposal, it will have the same effect as a vote “AGAINST” that proposal.

Broker non-votes with respect to any matter will have no effect on the outcome of the vote on that matter.  A broker “non-vote” occurs on a proposal when shares held of record by a broker are present or represented at the meeting but the broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been given.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy.  If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of all seven nominees for director and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

Will anyone contact me concerning this vote?

No arrangements or contracts have been made or entered into with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary.  If done, such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

What are the board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the board of directors.

The board’s recommendations, together with the description of each proposal, are set forth in this proxy statement.  In summary, the board recommends that you vote:

•	“FOR” the election of nominees for director (see page 5); and

•	“FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm (see page 23).

What happens if additional matters are presented at the annual meeting?

Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders on the enclosed proxy card will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the board or, if no recommendation is given, in their own discretion.

Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes.  A representative of Schiff Hardin LLP, the Company’s legal counsel, will be the inspector of elections.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock for (i) each stockholder who is known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table on page 16 and (iv) all of our directors and executive officers as a group.  The information below is as of March 10, 2008, unless otherwise indicated.

Beneficial Owner	Beneficial Ownership Common Stock
5% Stockholders	Number of Shares(1)	Percentage
Neuberger Berman, LLC(2)
Investment Management
605 Third Avenue
New York, NY 10019	3,076,264	16.6%
Royce & Associates(3)
1414 Avenue of the Americas
New York, NY 10019	2,623,375	14.1%
Capital Research Global Investors(4)
333 South Hope Street
Los Angeles, CA 90071-1406	1,838,900	9.9%
Lazard Asset Management LLC(5)
30 Rockefeller Plaza
New York, NY 10112-6300	1,169,660	6.3%
River Road Asset Management LLC(6)
462 S. 4th Street, Suite 1600
Louisville, KY 40202	1,142,713	6.2%

Executive Officers and Directors
Charles A. Sorrentino	1,304,438	7.0%
Nicol G. Graham(7)	167,025	*
I. Stewart Farwell	5,000	*
Peter M. Gotsch	10,746	*
Robert G. Hogan	1,000	*
Wilson B. Sexton	45,000	*
William H. Sheffield	2,000	*
Scott L. Thompson	15,000	*
All directors and executive officers as a group (8 persons)(7)	1,550,209	8.3%

____________
*	Less than 1%

(1)
The information contained in this table was furnished to us by the individuals named in the table and reflects the SEC’s definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2)
As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Neuberger Berman, Inc., Neuberger Berman LLC, Neuberger Berman Management Inc. and Neuberger Berman Equity Funds on February 12, 2008.  The Neuberger Berman entities had sole voting power with respect to an aggregate of 232,646 shares, shared voting power with respect to an aggregate of 2,074,902 shares and shared investment power with respect to an aggregate of 3,076,264 shares.

(3)	As reported in an amendment to Statement on Schedule 13G filed with the SEC on behalf of Royce & Associates, LLC on January 30, 2008.

(4)
As reported in a Statement on Schedule 13G filed with the SEC on behalf of Capital Research Global Investors, a division of Capital Research and Management Company, on February 11, 2008.  Capital Research Global Investors expressly disclaims that it is the beneficial owner of these shares.

(5)
As reported in a Statement on Schedule 13G filed with the SEC on behalf of Lazard Asset Management LLC on February 7, 2008.  Lazard Asset Management LLC had sole voting power with respect to 1,055,260 shares.

(6)
As reported in a Statement on Schedule 13G filed with the SEC on behalf of River Road Asset Management LLC on February 13, 2008.  River Road Asset Management LLC had sole voting power with respect to 883,383 shares.

(7)	Includes 60,772 shares owned by the Nicol Gordon Graham IRA—Chase Bank and 4,625 shares issuable upon the exercise of options that could be exercised within 60 days after March 10, 2008.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our amended and restated bylaws provide for each director to stand for election each year at our annual meeting and to serve until the next annual meeting and until a successor is duly elected and qualified.

The board of directors approved the slate of seven nominees upon the recommendation of the Nominating and Corporate Governance Committee.  The board recommends that the stockholders elect the nominees designated below to serve until our annual meeting and until their successors are duly elected and qualified.  The nominees for election to the office of director, and certain information with respect to their backgrounds, are set forth below.

Six of the nominees named herein presently serve as members of the board of directors.  Robert G. Hogan, a director of the Company since 2005, will not stand for re-election at the annual meeting.  Michael T. Campbell, a new director nominee, will stand for election to Mr. Hogan’s vacated seat.  Mr. Campbell was recommended for consideration as a director by William H. Sheffield, a member of the Nominating and Corporate Governance Committee.  Mr. Sheffield received Mr. Campbell’s name from a former partner and chief executive of one of the major global accounting firms, with whom Mr. Sheffield serves on another board.  In developing a list of potential director candidates, the Nominating and Corporate Governance Committee focused on a prospective director who, if elected, could be determined to be an “audit committee financial expert,” as defined by the SEC, and could replace Scott L. Thompson as chairman of the Audit Committee.  The Nominating and Corporate Governance Committee believes that, since Mr. Thompson was appointed to the board chairmanship in November 2007, it is advisable to appoint another director to serve as chairman of the Audit Committee.

It is the intention of the persons named in the accompanying proxy card, unless otherwise instructed, to vote to elect the nominees named below as the directors.  Each nominee has consented to serve as a director if elected at this year’s annual meeting.  In the event any nominee is unable to serve as a director, discretionary authority is reserved to the board to vote for a substitute.  The board has no reason to believe that any nominee named below will be unable to serve if elected.

Nominees Standing for Election to the Board

Charles A. Sorrentino, age 63.  Director since 1998.
President and Chief Executive Officer of the Company

Mr. Sorrentino joined us as President and Chief Executive Officer in 1998.  Prior to joining us, Mr. Sorrentino served as President of Pameco Corporation, a national heating, ventilation, air conditioning and refrigeration distributor, from 1994 to 1998.  Pameco was a $600 million distributor that was listed on the New York Stock Exchange following an initial public offering in 1997 and was later merged into a larger company.  Prior to working with Pameco, Mr. Sorrentino served with PepsiCo, Inc. for nine years.  During this time, he held a variety of positions, including Subsidiary President, Division Vice President and Region Vice President.  After completing college, Mr. Sorrentino served twelve years with United Technologies (Sundstrand Corporation), a NYSE-listed manufacturer of industrial, heating and air conditioning components in a variety of engineering, sales, marketing and executive management functions.  Mr. Sorrentino earned an M.B.A. from the University of Chicago and a B.S. in Mechanical Engineering from Southern Illinois University.  He also served in the United States Marine Corps.

Michael T. Campbell, age 63.
Member, Board of Advisors of Lee Truck Equipment, Inc.

Mr. Campbell has been a member of the Board of Advisors of Lee Truck Equipment, Inc. (d/b/a Casper’s Truck Equipment) since July 2007.  He performed project work as a financial and accounting consultant both individually and with Resources Connection from January 2003 to December 2005.  He was an accounting and audit partner with Deloitte & Touche prior to his retirement in June 2001.  Mr. Campbell is a Certified Public Accountant and holds an M.B.A. degree from the University of Michigan and a B.S. degree from the United States Military Academy.

I. Stewart Farwell, age 66.  Director since 2006.
Chief Executive Officer, Rheem Manufacturing Company

Mr. Farwell has been the CEO of Rheem Manufacturing Company since February 2006.  Mr. Farwell served as COO of Rheem from June 2002 until July 2005 and he served as President of Rheem’s HVAC Division from July 2000 until June 2002.  Rheem Manufacturing Company is a leading North American producer of water heaters, central warm air furnaces and air conditioners, and swimming pool heaters and commercial boilers.

Peter M. Gotsch, age 43.  Director since 1997.
Member, Code Hennessy & Simmons LLC

Mr. Gotsch has been a member of Code Hennessy & Simmons LLC since 1997 and employed by its affiliates since 1989.  He holds a B.A. degree from St. Olaf College and an M.B.A. from Northwestern University.  He currently serves as the Chairman of the Board of The Hillman Companies, Inc. and on the Board of Directors of Beacon Roofing Supply, Inc.

Wilson B. Sexton, age 71.  Director since 2006.
Chairman of the Board, SCP Pool Corporation

Mr. Sexton has been the Chairman of the Board and a director of SCP Pool Corporation since 1993.  From January 1999 to May 2001, Mr. Sexton also served as Chief Executive Officer of SCP Pool Corporation.  Mr. Sexton is a Certified Public Accountant and holds a B.B.A. degree from Southern Methodist University.  He is currently on the Board of Directors of SCP Pool Corporation and Beacon Roofing Supply, Inc.

William H. Sheffield, age 59.  Director since 2006.
Corporate director

Mr. Sheffield is a corporate director and serves on the boards of directors of Ontario Power Generation Inc., Canada Post Corporation, Corby Distilleries Ltd. and Velan Inc.  Mr. Sheffield served as Chief Executive Officer of Sappi Fine Paper from 2001 until 2003.  He holds an MBA and a BSc, and is recognized as a certified professional director by the National Association of Corporate Directors in the United States and the Institute of Corporate Directors in Canada.

Scott L. Thompson, age 48.  Director since 2006.
Non-executive Chairman of the Board of Directors of the Company

Mr. Thompson was elected non-executive Chairman in November, 2007.  Mr. Thompson consults with private equity companies and serves on the Boards of Directors of Conn’s, Inc. and UAP Holding Corp.  Mr. Thompson was a founder of Group 1 Automotive, Inc., a Fortune 500 specialty retailer in the automotive retailing industry.  Mr. Thompson served as the Chief Financial Officer and Treasurer of Group 1 Automotive, Inc. from 1996 until 2005.  Mr. Thompson is a Certified Public Accountant.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the election of the nominees named above (Proposal No. 1 on the accompanying proxy card).

The affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of each nominee.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

Board Composition

Our board of directors currently consists of seven directors.  Each director is elected for a term of one year and serves until a successor is duly elected and qualified or until his or her death, resignation or removal.  There are no family relationships between any of our directors or executive officers.  Our executive officers are elected by and serve at the discretion of the board of directors.

Director Independence

The board of directors has determined that each person who served as a director in 2007, and each director nominee for 2008, except Mr. Sorrentino is “independent” under Nasdaq Marketplace Rule 4200(a)(15).  Under Rule 4200(a)(15), a director is considered independent as long as he or she does not have a relationship with the Company or management which would interfere with the exercise of independent judgment in carrying out the director’s responsibilities.  The Nasdaq Marketplace Rules also enumerate certain relationships which preclude a finding of independence and generally provide that an individual cannot be considered independent if, among other things, he or she is a current officer or other employee of the issuer or directly or indirectly receives certain significant payments from the issuer other than in his or her capacity as a director or board committee member.  The Nasdaq Marketplace Rules provide newly-public companies a one-year grace period in which to achieve full compliance with the requirements to have a majority of independent directors and entirely independent audit, compensation and nominating committees.  In 2007 and within the one-year grace period provided by The Nasdaq Marketplace Rules, we were able to meet all of the director independence requirements with respect to our board of directors and its committees.

Board Meetings

The board met six times during 2007.  Absent special circumstances, each director is expected to attend the annual meeting of stockholders.  All persons who were directors during 2007 attended at least 75% of these meetings and meetings of committees on which they served.

Executive Sessions

The independent directors meet in executive sessions separate from management at least two times a year.  The independent directors met in executive sessions four times during 2007.

Committees Established by the Board of Directors

The board has three standing committees: (1) Audit Committee; (2) Nominating and Corporate Governance Committee; and (3) Compensation Committee.

Audit Committee.  The Audit Committee consists of Messrs. Thompson, Gotsch, and Sexton.  Mr. Thompson serves as the Chairperson.  The board has determined that each member is independent for purposes of Rule 4200(a)(15) of the Nasdaq Marketplace Rules and Rule 10A-3(b)(1) of the Exchange Act.  Each of the Audit Committee members is financially literate as determined by our board in its business judgment.  The board has also determined that Mr. Thompson is an “audit committee financial expert” as such term is defined under the applicable SEC rules.

The Audit Committee met seven times in 2007.  The board has adopted an Audit Committee charter, a copy of which may be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the Audit Committee are to assist the board in its oversight of:

•	the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors.

Our Audit Committee is also responsible for:

•	maintaining free and open communication between the committee, independent auditors, and management of the Company;

•	reviewing and appraising the fairness of related party transactions; and

•	preparing the report required to be prepared pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

The Audit Committee also has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of counsel, accountants or other experts and advisors, as it deems necessary or appropriate.  See the “Report of the Audit Committee of the Board of Directors” on page 21.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Farwell, Sheffield, and Thompson.  Mr. Farwell serves as the Chairperson.  The board has determined that all committee members are independent for purposes of Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

The Nominating and Corporate Governance Committee met six times in 2007.  The board has adopted a Nominating and Corporate Governance Committee charter, a copy of which may be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify and recommend potential candidates qualified to become directors, consistent with criteria approved by the board;

•	to recommend to the board director nominees to be presented for stockholder approval at the annual meeting;

•	to recommend directors for appointment to board committees; and

•	to establish, subject to approval by the full board, criteria and personal qualifications to be used in making selections of candidates to the board of directors.

The criteria that the Nominating and Corporate Governance Committee establishes may include a candidate’s business and financial experience and acumen, integrity, willingness to devote the necessary time and energy to fulfill the duties and responsibilities of a director, independence and other criteria and qualifications as the Nominating and Corporate Governance Committee determines to be appropriate under the circumstances.  The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by stockholders, using the same criteria as for other candidates.

The Nominating and Corporate Governance Committee has the authority to retain a search firm to be used to identify director candidates.  The Nominating and Corporate Governance Committee has the authority to retain and terminate any such search firm, including authority to approve the firm’s fees and other retention terms.  The Nominating and Corporate Governance Committee also has authority to retain other advisors.  The Company will provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment of compensation to any search firm or other advisors.

Stockholder Recommendations for Director Nominations. The Nominating and Corporate Governance Committee will consider nominees for our board of directors recommended by stockholders, using the same criteria as for other candidates.  As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to the board, including nominations submitted by stockholders.  For information on how to nominate a person for election as a director at the 2009 annual meeting, please see the discussion under the heading “Stockholder Proposals and Nominations for 2009 Annual Meeting.”  The Nominating and Corporate Governance Committee will evaluate all potential candidates in the same manner, regardless of the source of the recommendation.  Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate.  As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of the candidate, among other things.  The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of the board.

There have been no material changes to the procedures by which security holders may recommend nominees to the Company’s board of directors since our public offering in June 2006.

Compensation Committee.  The Compensation Committee consists of Messrs. Gotsch, Sexton, and Sheffield.  Mr. Gotsch serves as the Chairperson.  The board has determined that all committee members are (i) independent for purposes of Rule 4200(a) (15) of Nasdaq’s Marketplace Rules, (ii)”non-employee directors” as defined under the Rule 16b-3 of the Securities Exchange Act of 1934, and (iii) “outside directors” as defined by Section 162(m) of the Internal Revenue Code.

The Compensation Committee met six times in 2007.  The board has adopted a Compensation Committee charter, a copy of which may also be found by accessing the “Investor Relations” section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.

The principal duties and responsibilities of the Compensation Committee are as follows:

•	to provide a general review of compensation and benefit plans to ensure they meet the Company’s objectives;

•	to review the chief executive officer’s recommendations on compensation of executive officers and make recommendations for adopting and changing major compensation policies and practices; and

•	to fix the annual compensation of the chief executive officer and administer the Company’s stock plans.

The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as it deems appropriate, provided the subcommittees are composed entirely of independent directors.  The Compensation Committee also may retain a compensation consultant or other advisors to assist in the evaluation of CEO or executive officer compensation.  The Compensation Committee has authority to retain and terminate any such consulting firm.  The Company will provide for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee.

The CEO may not be present during any deliberations on his compensation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Gotsch, Sexton and Sheffield. None of the members of the Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries.

Communications with Directors

Stockholders may communicate any concerns they have regarding the Company, including recommendations of candidates for director, to the board of directors or to any member of the board via web form by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” and “Contact Our Board” links, through our Corporate Governance Hotline at 866-373-6359 or by writing to them at the following address:

Houston Wire & Cable Company
Attention: [Board of Directors]/[Board Member]
c/o Investor Relations Coordinator
10201 North Loop East
Houston, TX  77029

Communications directed to the independent directors should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee, c/o the Investor Relations Coordinator, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls, or other audit matters that he or she wishes to bring to the attention of the Audit Committee may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above.

A majority of the independent directors of the Company has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to the board of directors. Any written communication regarding accounting, internal accounting controls, or other matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct

The board has adopted a Code of Business Conduct (the “Code”), a copy of which may be found by accessing the investor relations section of our website at http://www.houwire.com and clicking on the “Corporate Governance” link.  Under the Code, we insist on honest and ethical conduct by all of our directors, officers, employees and other representatives, including the following:

•	Our directors, officers and employees are required to avoid situations in which their personal, family or financial interests conflict with those of the Company.

•	Our directors, officers and employees must refrain from engaging in any activities that compete with the Company, or which may compromise its interests.

•
Our directors, officers and employees must refrain from taking any business or investment opportunity discovered in the course of employment with or service to the Company that the director, officer or employee knows, or should have or has reason to know, would benefit the Company.

•	Our directors, officers and employees must comply with all applicable governmental laws, rules and regulations.

We are also committed to ensuring that all disclosures in reports and documents that the Company files with the SEC, as well as other public communications made by the Company, are full, fair, accurate, timely and understandable.  Further, we will comply with all laws, rules and regulations that are applicable to our activities and expect all of our directors, officers and employees to obey the law.  Any violation of applicable law or any deviation from the standards embodied in this Code will result in appropriate corrective and disciplinary action, up to and including termination of employment.  Any director, officer or employee who in good faith believes or suspects that any portion of this Code has been violated should report such violation to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Officers

We have entered into various restricted securities agreements with five current employees, including Charles A. Sorrentino, whose agreement is dated December 31, 1998 and amended June 28, 2000 and April 26, 2007, and Nicol G. Graham, whose agreement is dated September 11, 1997.  The agreements apply to any shares of our stock that the employees own or acquire, including shares issued upon exercise of options.  These agreements provide Messrs. Sorrentino and Graham the rights to include their shares of our common stock in future registration statements that we file.  The agreements with Messrs. Sorrentino and Graham may be terminated upon the mutual agreement of the Company, Code, Hennessy & Simmons II, L.P. and the executive or a holder of 70% or more of the securities issued to the executive.  In addition, the agreements terminate automatically upon a sale of the Company, other than in a public offering.  The agreements contain rights in favor of us and Code, Hennessy & Simmons II, L.P. to repurchase shares held by these employees upon termination of employment.

Relationship with Code, Hennessy & Simmons II, L.P.

In connection with our initial public offering in 2006, we entered into a registration rights agreement with Code, Hennessy & Simmons II, L.P., which was our largest stockholder at the time.  Peter M. Gotsch, a director of the Company, is a limited partner of an affiliate of Code, Hennessy & Simmons II, L.P.  Pursuant to that agreement, in March 2007 we registered under the Securities Act an underwritten public offering of shares of common stock by Code, Hennessy & Simmons II, L.P. and other selling stockholders.  We paid half of the approximately $400,000 in fees and expenses (other than underwriting discounts) associated with the sale of shares of common stock by the selling stockholders, including Code, Hennessy & Simmons II, L.P.  As a result of that public offering, Code, Hennessy & Simmons II, L.P.’s ownership was reduced to approximately 8% of our outstanding common stock.  In August 2007, Code, Hennessy & Simmons II, L.P. distributed all of its remaining shares of our common stock and no longer holds any shares.

There are no related party transactions disclosed above under the heading “Certain Relationships and Related Transactions” that have not been reviewed and approved in accordance with our Code of Business Conduct.

DIRECTOR COMPENSATION

Independent members of the board of directors, other than the chairman of the board, receive an annual retainer of $30,000, paid quarterly.  Each independent director, other than the chairman of the board, is also entitled to receive $1,500 for each board meeting attended and $1,000 for each committee meeting, with half the applicable amount paid in connection with a telephonic meeting.  The chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is entitled to receive an additional $5,000 per year.  The chairman of the board receives an annual retainer of $70,000, but receives no additional fee for any board or committee meeting that he or she attends.  All fees may be paid in cash or shares of our common stock, at the choice of the director.  Mr. Sorrentino does not receive any compensation for his service as a director.

In addition, upon election to the board, each independent director receives a one-time grant of an option exercisable for 15,000 shares of our common stock.  Upon re-election, each independent director also receives an annual grant of an option exercisable for 5,000 shares or, in the case of the chairman of the board, 10,000 shares.  All directors’ options become exercisable one year after the date of grant.  Exercise prices are set at fair market value at the date of grant.  Options may be forfeited in the event the director terminates, other than by retirement, his or her relationship with us.

We reimburse members of our board of directors for any out-of-pocket expenses they incur in connection with services provided as directors.  The Nominating and Corporate Governance Committee has adopted a policy encouraging each director to devote at least one day each year to director education, and we pay for the cost of attending continuing education programs, up to $5,000 per director per year. Perquisites paid or provided to directors in 2007 were significantly less than the SEC’s minimum threshold for disclosure ($10,000).

The following table sets forth all compensation paid to each of our non-employee directors in 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
I. Stewart Farwell	56,250	114,394	170,644
Peter M. Gotsch(1)	16,333	—	16,333
Robert G. Hogan(1)	13,250	—	13,250
Wilson B. Sexton	55,000	91,070	146,070
William H. Sheffield	54,000	126,270	180,270
Scott L. Thompson	77,167	114,394	191,561
____________
(1)
Prior to August 2007, Messrs. Gotsch and Hogan were not considered to be independent, because of their relationship with a significant stockholder, Code, Hennessy & Simmons II, L.P., and did not receive any directors’ fees or options.  Following the disposition by Code, Hennessy & Simmons II., L.P. of all of its shares of Company common stock, Messrs. Gotsch and Hogan were determined to be independent and earned directors’ fees.

(2)
This column shows the dollar amount we recognized for financial statement reporting purposes in 2007 in accordance with SFAS No. 123(R) for all option awards that have been granted to each of our non-employee directors.  See note 8 of the Notes to our Consolidated Financial Statements contained in our Annual Report of Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions we made in the valuation of these options.  Each of Messrs. Farwell, Sexton, Sheffield and Thompson, upon their re-election to the board at the annual meeting of stockholders on May 1, 2007, received an option to purchase 5,000 shares of our common stock at an exercise price of $30.25 per share. The grant date fair value of each such director’s option award, computed in accordance with SFAS No. 123(R) was $69,275. As of March 10, 2008, the non-employee directors hold stock options with respect to the following number of shares:  Mr. Farwell—20,000; Mr. Gotsch—0; Mr. Hogan—0; Mr. Sexton—20,000; Mr. Sheffield—20,000 and Mr. Thompson—20,000.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee is empowered to review the chief executive officer’s recommendations on compensation of our senior management and to make recommendations regarding major compensation policies and practices. The Compensation Committee reports its recommendations to the full board of directors for approval and authorization. The Compensation Committee is also responsible for setting the annual compensation of the chief executive officer and administering our stock plans, including approving the number and distribution of options under the plans. The committee is charged with recommending, for the approval of the full board of directors, the annual compensation and compensation procedures for our senior management, including our executive officers.

Objectives of Compensation Program

Our compensation program aims to attract and retain qualified, energetic employees who are enthusiastic about our mission and culture. A further objective of our compensation program is to provide incentives and reward each employee for his or her contribution to the Company. In addition, we strive to promote an ownership mentality among key leadership and the board of directors. Finally, we endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward each employee’s contribution to the Company. In measuring an officer’s contributions, the Compensation Committee considers a number of factors, including our profitable growth and the achievement of financial performance targets. The total compensation package for each member of our senior management includes incentive compensation that is based primarily on the achievement of financial performance targets. Operating income is the primary basis for determining incentive compensation, and revenue growth and inventory turns are secondary factors. In its simplest definition, operating income is equivalent to operating earnings before interest and taxes. The Compensation Committee establishes operating income, revenue and inventory turns targets for the upcoming fiscal year based in part upon the incremental improvement in those measures over the prior fiscal year. We have not used stock price performance as a factor in determining annual compensation, because the price of our common stock is subject to a variety of factors outside our control.

Elements of Company’s Compensation Plan and How Each Element Relates to Our Objectives

Annual senior management compensation consists of a base salary component, an incentive component and stock options.

Base Salary.  We seek to provide our senior management with a level of a base salary in the form of cash compensation appropriate to their roles and responsibilities. Base salaries for members of our senior management are established based on each officer’s qualifications and experience, scope of responsibilities, future potential and past performance. Base salaries are reviewed annually and adjusted as necessary to realign salaries with market levels, after taking into account individual responsibilities, performance and experience.

Incentive Cash Bonuses.  Our practice is to award incentive cash bonuses to our senior management based upon their individual performance, as well as performance objectives of the Company.

For 2007, Mr. Sorrentino’s incentive bonus was paid pursuant to his employment agreement with the Company. Under Mr. Sorrentino’s employment agreement, his potential bonus is based on achieving a performance target for the applicable fiscal year, as follows:

•	If we achieve less than 85% of the target for the fiscal year, then no incentive bonus is paid for that fiscal year.

•	If we achieve 100% of the target for the fiscal year, then the incentive bonus is equal to 50% of Mr. Sorrentino’s base salary as of the end of that year.

•	If we achieve 115% or more of the target for the fiscal year, then the incentive bonus is equal to 100% of the base salary as of the end of that year.

•
If we achieve a percentage of the target for the fiscal year that is between any two of the 85%, 100% or 115% thresholds referred to above, then the incentive bonus is a percentage of the base salary for that fiscal year calculated on a straight line basis between the percentage that would apply at those two thresholds.

Under Mr. Sorrentino’s agreement, the board of directors (or the Compensation Committee) establishes the specific performance targets for Mr. Sorrentino no later than sixty days after the beginning of each fiscal year. Mr. Sorrentino must agree with the performance target established, and the performance target must be consistent with our business plan approved by the board of directors for such fiscal year.  For 2007, the Compensation Committee established the performance target as achieving operating income of $58.0 million.  Our 2007 operating income of $49.7 million was slightly over 85% of the $58.0 million target, so Mr. Sorrentino received an incentive bonus of 2.3% of his base salary.  For 2008, Mr. Sorrentino’s bonus also will be based on achieving a specified operating income target.

For 2007, Mr. Graham (and all members of senior management, other than Mr. Sorrentino) participated in our Senior Management Bonus Program.  For each participant under the program, the potential bonus award was based on the participant’s salary at the end of the year.  In order for any bonus to be paid for 2007, we needed to achieve the operating income threshold of $52.75 million set by the Compensation Committee for the year.  If the threshold had been met, then the participant would have received a “basic” bonus equal to a percentage (ranging from 0% to 40%) of his or her salary, depending on our performance with respect to targets established for three incentive factors: operating income, revenue and inventory turns.  For 2007, 70% of the bonus was based on performance against the targets for operating income (the target for a minimum payout was $52.75 million and for a maximum payout was $63.3 million), 20% of the bonus was based on performance against the established targets for revenue (a minimum payout at $345 million and a maximum at $365 million), and 10% of the bonus was based on performance against the established targets for inventory turns (a minimum payout at 4.25 times and a maximum at 4.75 times).  The full basic bonus of 40% of salary was available if we achieved the maximum target for each of the three incentive factors.  The bonus available for each incentive factor was calculated on a stand-alone basis (provided the operating income threshold was met) and was calculated on a pro rata, straight line basis between the 0% and 40% level, provided the specific target for such incentive factor was met.  In addition, starting in 2007, the Compensation Committee established an additional award potential of 10% of salary, in the event we achieve certain sales thresholds with respect to certain proprietary products and maintain established gross margins.

The 2007 program also provided that a bonus equal to an additional 5% of salary could have been awarded in the event that we made one or more acquisitions during the relevant year and the acquired businesses met established financial goals.  The maximum bonus payable (the basic bonus plus the additional bonus) could not exceed 55% of the participant’s base salary. Under the program, all bonuses are payable the year following the year for which performance is being measured, after receipt of (and subject to) the audit of the financial statements for the relevant year.  No award is payable under the program for any full or partial year to a participant whose employment terminates prior to the time the bonus is paid. In all cases, the payment is in the discretion of the Compensation Committee, and the Compensation Committee retains the right to terminate a participant’s participation in the bonus program at any time, in which case no bonus may be paid.

In 2007, we failed to meet the operating income threshold under the Senior Management Bonus Program, so Mr. Graham and other members of senior management were not entitled to receive a bonus under the terms of the program.  However, the Compensation Committee recognized that the Company performed well with respect to the revenue and inventory-based targets, as well as the sales of proprietary products, and noted that operating income had been adversely affected by certain unbudgeted expenses, including the spring 2007 secondary public offering and charges for stock-based compensation awarded to Mr. Sorrentino.  In light of these considerations, the Compensation Committee determined that it would be appropriate to make a discretionary award to Mr. Graham and other members of senior management equal to 25% of their salaries.

For 2008, the Senior Management Bonus Program is similar to the program in 2007, but will be based on targets approved for 2008.

Equity Awards. In addition to base salary and incentive compensation, each member of our senior management is eligible to receive stock option grants under our stock plan. We believe that through our broad-based plan, the economic interests of our employees, including our executives, are more closely aligned to those of the stockholders. The number of stock options granted to each executive officer is made on a discretionary basis rather than pursuant to a formula by the Compensation Committee after consideration of the CEO’s recommendations.

How the Company Chose Amounts and/or Formulas for Each Element

In 2007, our Compensation Committee engaged Pearl Meyer & Partners to review Mr. Sorrentino’s compensation package and to provide a market perspective to the Compensation Committee with respect to Mr. Sorrentino’s compensation. The Compensation Committee reviewed the information prepared by Pearl Meyer & Partners, and then entered into negotiations with Mr. Sorrentino regarding an appropriate long-term incentive grant. During these negotiations, the committee considered Mr. Sorrentino’s tenure with us, our financial results and the success of our initial public offering. The committee also considered the fact that Mr. Sorrentino had not received any equity-based compensation in the prior four years and that Mr. Sorrentino had requested that his compensation contain a greater equity component than it then did. Based on these negotiations, the Compensation Committee determined to grant to Mr. Sorrentino an option to purchase 500,000 shares of our common stock, which is the maximum annual award permitted under the 2006 Stock Plan, at a price of $26.19 per share, which was the closing price of our common stock on the date of the grant.  This option vests in two equal installments on March 9, 2011 and 2012.

The committee believes that this grant will align Mr. Sorrentino’s compensation with the interests of stockholders and, due to the delayed vesting schedule, will assist in retaining Mr. Sorrentino as our President and Chief Executive Officer.  In the event of Mr. Sorrentino’s death or permanent disability, the option grant will vest on a pro-rata basis over the term of the vesting schedule, such that the option will vest with respect to a percentage of the shares subject to the option equal to the percentage of the vesting period during which Mr. Sorrentino served prior to his death or disability.

In January 2008, the Compensation Committee awarded Mr. Sorrentino an option to purchase an additional 65,000 shares at a price of $11.99 per share, the closing price of our common stock on the date of grant.  This option vests in two equal installments on the same dates as the 2007 grant.

Each executive officer’s current and prior compensation is considered in setting future compensation. The elements of our plan (base salary, bonus and stock options) are similar to the elements used by many companies.  We do not have an exact formula for allocating between cash and non-cash compensation.

Our chief executive officer provides recommendations to the Compensation Committee regarding most compensation matters, including compensation of other members of key management.

With respect to current employees, we plan stock option grant dates well in advance of any actual grant. The timing of each grant is determined to coincide with a scheduled meeting of our board of directors and its Compensation Committee and, except in highly unusual circumstances, we will not allow discretionary option grants at other dates. The grant date is established when our Compensation Committee approves the grant and all key terms have been determined. The exercise price of each of our stock options grants is the market closing price on the grant date. Our general policy is for the annual grant to occur in December several weeks after the official announcement of our third quarter results so that the stock option exercise price reflects a fully-informed market price. If at the time of any planned option grant date any member of our board of directors or any executive officer is aware of material non-public information, we would not generally make the planned stock option grant. In such event, as soon as practical after material information is made public, the Compensation Committee would call a special meeting and otherwise take all necessary steps to authorize the delayed stock option grant. Regarding the grant process, the Compensation Committee does not delegate any related function, and executive officers are not treated differently from other employees.

Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Section 162(m) of the Internal Revenue Code imposes a limitation on tax deductions of any publicly-held corporation for compensation paid to certain executives in excess of $1,000,000 in any taxable year, unless the compensation is performance-based. Section 409A of the Internal Revenue Code addresses certain nonqualified deferred compensation benefits payable to an executive and provides that, if such benefits do not comply with Section 409A, they will be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Employment Arrangements and Payments upon Termination of Employment

We entered into an employment agreement dated April 26, 2006 with Mr. Sorrentino, our President and Chief Executive Officer, with a term that extends through April 26, 2011. It provides for a base salary of $425,000 per year, subject to annual reviews and increases (but not decreases) by our board. The Compensation Committee approved increases in Mr. Sorrentino’s base salary to $450,000, effective March 2007, and to $475,000, effective March 2008.  Mr. Sorrentino’s employment agreement also entitles him to an annual bonus of up to 100% of base salary, as described above. Mr. Sorrentino’s agreement also provides for reimbursement of reasonable business expenses, the employment benefits generally available to our executives, four weeks of vacation per year and a car allowance of $1,000 per month. Mr. Sorrentino also may participate in our 2006 Stock Plan. Under his employment agreement, Mr. Sorrentino is entitled to severance equal to two years’ base salary if we terminate his employment without cause, or if he terminates his employment for good reason. The employment agreement limits Mr. Sorrentino’s ability to compete with us for two years after his employment ends.

Under Mr. Sorrentino’s employment agreement, the phrases “termination without cause” and “termination for good reason” are defined as follows:

“termination without cause” shall mean a termination of Mr. Sorrentino’s employment for any reason other than by reason of the following: (i) a material breach by Mr. Sorrentino of his employment agreement or material neglect by Mr. Sorrentino of his assigned duties, which includes any failure to follow the written direction of the board of directors (other than by reason of disability), or repeated refusal by Mr. Sorrentino to perform his assigned duties (other than by reason of disability) which continues for thirty days following receipt of written notice from the board of directors; (ii) the commission by Mr. Sorrentino of any act of fraud or embezzlement against us or the commission of any felony or act involving dishonesty; (iii) the commission by Mr. Sorrentino of any act of moral turpitude which actually causes us financial harm; (iv) a material breach by Mr. Sorrentino of the terms of the confidentiality provisions contained in his employment agreement or any other confidentiality or non-disclosure agreement he has with us; or (v) Mr. Sorrentino’s commencement of employment with another company while he is employed by us without the prior consent of the board of directors.

“termination for good reason” shall mean the voluntary termination by Mr. Sorrentino of his employment, if without his prior consent: (i) we relocate our principal executive offices to a location outside the Houston, Texas metropolitan area, (ii) we materially reduce his responsibilities, duties, authority, title, or reporting relationship; or (iii) we act in any way that would reduce his base salary or if we adversely affect his participation in or materially reduce his benefit under any of our benefit plans in which he is participating; provided, however, that a “termination for good reason” shall not be permitted unless Mr. Sorrentino has given us at least thirty days’ prior written notice that he has a basis for such a termination, the notice specifies the facts and circumstances constituting a basis for such a termination, and we do not remedy such facts and circumstances constituting the basis for his termination for good reason within the thirty-day period.

Assuming that Mr. Sorrentino had terminated his employment with us as of December 31, 2007 (whether “without cause” or “for good reason”), he would have received 24 months of his then current salary in accordance with our current general payroll practices (which would equal $450,000 per year for 2008 and 2009), and a payment of $10,350, which reflects the incentive compensation to which he was entitled for 2007 under his agreement.  If Mr. Sorrentino terminated his employment on December 31, 2007 following a change in control, then pursuant to the terms of our 2006 Stock Plan, in addition to the payments discussed in the preceding sentence, all of his outstanding options would have fully vested as of the date of the change in control.

Our other members of senior management are elected by and serve at the discretion of the board of directors.

Summary Compensation Table

The following table and related notes sets forth information concerning the compensation paid to our Chief Executive Officer and Chief Financial Officer for fiscal years 2007 and 2006. Because our Chief Executive Office and Chief Financial Officer are our only executive officers, the following compensation disclosures have been limited to those two individuals. For ease of reference, we collectively refer to these executive officers throughout this section as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation ($)(4)	Total ($)
Charles A. Sorrentino,
President and Chief
Executive Officer	2007	$444,231	—	$$	971,977	$10,350	$23,014	$1,449,572
	2006	$383,173	—		$—	$425,000	$19,094	$827,267

Nicol G. Graham,
Chief Financial Officer	2007	$180,600	$45,570		$21,110	—	$14,636	$261,916
	2006	$167,000	—	$$	615	$52,500	$6,440	$226,555
____________
(1)
The amount shown in this column is the discretionary award made to Mr. Graham for 2007.  Please see “Compensation Discussion and Analysis — Elements of Company’s Compensation Plan and How Each Element Relates to Our Objectives – Incentive Cash Bonuses.”

(2)
This column shows the dollar amount recognized by the Company for financial reporting purposes in 2007 in accordance with SFAS No. 123(R) for all stock options granted to each named executive officer. See note 8 of Notes to Consolidated Financial Statements contained in our Annual Report of Form 10-K for the year ended December 31, 2007 for a discussion of the assumptions made by the Company in the valuation of these option awards. Under SFAS No. 123(R), the fair value of option awards is recognized as expense over the vesting period of the award except where it is accelerated for employees that are retirement-eligible or will become retirement-eligible during the vesting period. The value of the stock options reported in the “Option Awards” column is different from the grant date fair value of the stock options granted in 2007 because the “Option Awards” column includes, as required by SFAS No. 123(R), the expense of awards granted prior to 2007 where the vesting period for those awards extends into 2007 to the extent the expense was not previously accelerated due to retirement-eligibility of the employees. The expense of the option awards for Mr. Graham, who is a non-retirement-eligible employee, is spread equally over the full vesting period. In addition to the amount shown above, we expensed $11,404 in 2007 with respect to outstanding option grants to Mr. Graham that were made prior to 2007.  As a private company, we accounted for those awards under APB 25 rather than SFAS No. 123(R).

(3)
The amounts shown for Mr. Sorrentino represent payments made pursuant to the terms of his current employment agreement, since its execution on April 26, 2006.  The amount shown for Mr. Graham represents payments made pursuant to the Company’s senior management incentive plan. Mr. Graham’s bonus was based on the achievement of operating income targets, revenue and inventory-turns targets, in each case, as approved by the Company’s board of directors and its Compensation Committee.  For a description of the payments made, please see “Compensation Discussion and Analysis — Elements of Company’s Compensation Plan and How Each Element Relates to Our Objectives – Incentive Cash Bonuses.”

(4)
All Other Compensation reported for Mr. Sorrentino represents a $8,712 matching contribution by the company to our 401(k) Plan, $3,302 for group term life and long-term disability insurance premiums and $11,000 for an auto allowance. All Other Compensation reported for Mr. Graham represents a $6,944 matching contribution by the Company to our 401(k) Plan, $2,032 for group term life and long-term disability insurance premiums and $5,660 for personal use of an automobile.

Grants of Plan Based Awards

The following table sets forth information for each named executive officer with respect to:

•	Estimated possible payouts under non-equity incentive plan awards for 2007, and

•	Stock options granted in 2007.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date (1)	Threshold ($)(3)	Target ($)(4)	Maximum ($)(5)	Options (#)(6)	Awards ($/sh)(7)	Option Awards(8)
Charles A. Sorrentino	3/9/07	382,500	450,000	517,500	500,000	$26.19	$5,986,350

Nicol G. Graham	12/18/07	—	1,568	100,254	5,000	$15.40	$40,680

____________
(1)	The “Grant Date” reflects the date on which the Compensation Committee acted to approve the grant of the award.

(2)
The amounts shown for Mr. Sorrentino reflect the amounts that were payable pursuant to his employment agreement and are based on performance targets established by the Compensation Committee and board of directors for 2007.  Mr. Sorrentino did not receive a payout under his agreement for 2007.  For a description of Mr. Sorrentino’s employment agreement, please see “Compensation Discussion and Analysis — Elements of Company’s Compensation Plan and How Each Element Relates to Our Objectives – Employment Agreements.” The amounts shown for Mr. Graham represent the potential payout under our Senior Management Bonus Program for 2007.  The amount actually paid under the Senior Management Bonus Program to Mr. Graham for 2007 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)
Non-Equity Incentive Plan Awards – Threshold.  Pursuant to our employment agreement with Mr. Sorrentino, the amount shown in this column represents 85% of his salary for 2007, the percentage of his salary to be paid upon reaching the thresholds set in accordance with his agreement.  Pursuant to the Senior Management Bonus Program, performance at or below a specific incentive factor will result in no payment with respect to that incentive factor.  Performance above the minimum goals for each incentive factor result in a payment (based on a percentage of the executive’s salary) ranging from $1 to the maximum bonus amount for each incentive factor, depending on the level at which the performance goal was attained.

(4)
Non-Equity Incentive Plan Awards – Target.  Pursuant to the employment agreement with Mr. Sorrentino, the amount shown in this column for Mr. Sorrentino represents 100% of his salary for 2007.  The Senior Management Bonus Program, in which Mr. Graham participates, does not specify a target amount.  Where “target” amounts are not determinable, the SEC rules require the disclosure of representative amounts based on the previous fiscal year’s performance. Accordingly, we have disclosed above in the “Target” column the amount that would be paid under our 2007 Senior Management Bonus Program to Mr. Graham, based on our performance in 2006.

(5)
Non-Equity Incentive Plan Awards – Maximum.  Pursuant to the employment agreement with Mr. Sorrentino, the amount shown in this column represents 115% of his salary for 2007, the maximum percentage of his salary that is available to him under his agreement.  Pursuant to the 2007 Senior Management Bonus Program, for Mr. Graham, the amount shown in this column represents 55% of his salary for 2007, the maximum percentage of his salary that is available to him under the Program.

(6)	This column shows the number of shares that may be issued to the named executive officers upon exercise of stock options granted in 2007.

(7)	The exercise price for all stock options granted in 2007 was the closing sale price of our common stock on the date of grant as reported by The Nasdaq Global Market.

(8)
The grant date fair value of the option awards was computed in accordance with SFAS No. 123(R). See footnote 8 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 for a discussion of the assumptions made in the valuation of these option awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to each stock option to purchase common stock that had not been exercised and remained outstanding at December 31, 2007.  The Company’s executive officers currently do not have any other outstanding stock awards.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Charles A. Sorrentino	—	500,000	(1)	$26.19	3/9/2017
Nicol G. Graham	750	—		$0.53	1/1/2014
	1,875	5,625	(2)	$2.67	12/30/2015
	2,000	8,000	(3)	$21.73	12/19/2016
	—	5,000	(4)	$15.40	12/18/2017

____________
(1)	The options under this grant vest in equal installments of 250,000 shares per year on March 9, 2011 and March 9, 2012.

(2)	The remaining options under this grant vest in equal installments of 1,875 shares per year on December 30, 2008, 2009 and 2010.

(3)	The remaining options under this grant vest in equal installments of 2,000 shares per year on December 19, 2008, 2009, 2010 and 2011.

(4)	The options under this grant vest in equal installments of 1,000 shares per year on December 18, 2008, 2009, 2010, 2011 and 2012.

Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to:

•	The exercise during 2007 of stock options to purchase shares of our common stock, and

•	The dollar amount realized upon exercise of the stock options.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Charles A Sorrentino	—	—
Nicol G. Graham	3,375	$39,998

____________
(1)
Value Realized on Exercise.   The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the closing price of the stock on the exercise date, multiplied by the number of shares of common stock covered by the stock options held by Mr. Graham.

Defined Pension Plans, Non-Qualified Defined Contribution Plans and Non-Qualified Deferred Compensation Plans

We do not maintain any defined benefit plans, non-qualified defined contribution plans or non-qualified deferred compensation plans.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has furnished the following report to the stockholders of the Company in accordance with rules adopted by the SEC.

The Compensation Committee of the Company states that the committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Company’s Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Compensation Committee:

Members of the Compensation Committee
Peter M. Gotsch, Chairman
William H Sheffield
Wilson B. Sexton
Dated: March 10, 2008

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(4)
Equity compensation plans approved by security holders(1)	797,500	$23.71	1,003,000
Equity compensation plans not approved by security holders(2)	112,785	$1.97	—

(1)
Amounts shown in this row relate solely to stock options granted under our 2006 Stock Plan. The 2006 plan provides for discretionary awards of stock options and restricted stock to selected employees and directors. Our board may grant non-qualified or incentive stock options to selected employees and non-qualified stock options to non-employee directors. The board may set the terms and conditions applicable to the options, including the exercise price of the option, type of option and the number of shares subject to the option. In any event, each option will expire 10 years from the date of grant.

Our board also may grant restricted stock awards to directors and selected employees, either for no consideration or for such appropriate consideration as the board determines. The board has the discretion to determine the number of shares awarded and the restrictions, terms and conditions of the award. Subject to the restrictions, the recipient of an award will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends, if any, on the shares. Our board may establish, as restrictions on the stock, performance goals and targets for participants, which lapse if we achieve the performance goals and targets for the designated performance period. The performance goals may be based on one or more business criteria. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the board.

(2)
Amounts shown in this row relate solely to non-qualified stock options granted under our 2000 Stock Plan. No grants under the 2000 plan have been made since the Company’s public offering in June 2006, and any future equity grants will be made under our 2006 Stock Plan described in Note 1 above. Under the 2000 Stock Plan the board of directors was able to grant non-qualified or incentive stock options to selected key employees and non-qualified stock options to non-employee directors. The duration of any option could not exceed 10 years from the grant date. The board was also able to grant stock awards to key employees and directors for such numbers of shares, and subject to such vesting requirements, restrictions and other terms and conditions, as the board determined in its discretion.

(3)	Weighted-average exercise price of outstanding stock options.

(4)
The amount shown does not reflect the impact of the grant on January 9, 2008 to Mr. Sorrentino of an option to purchase 65,000 shares of common stock. As a result of that grant, 938,000 shares of stock remain available under the 2006 plan.

REPORT OF THE AUDIT COMMITTEE TO THE BOARD OF DIRECTORS

The Audit Committee of the board is responsible for providing oversight of our accounting and financial reporting functions.  The board appoints the Audit Committee and its chairman annually, with the committee consisting of at least three directors. The Audit Committee operates under a formal charter, which is available on the Company’s website at http:www.houwire.com and by clicking on the “Corporate Governance” link.  The Audit Committee charter sets forth in detail, the duties and responsibilities of the Audit Committee.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP, the Company’s independent registered public accounting firm, that are required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T.  The disclosures described the relationships and fee arrangements between the firm and the Company.  Consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC, the Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the fiscal year ended December 31, 2007 is compatible with maintaining Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP the firm’s independence from the Company.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  Ernst & Young LLP, is responsible for auditing those financial statements and issuing a report thereon.

The Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm the audited financial statements of the Company for the year ended December 31, 2007.

Based on the above-mentioned reviews and discussions with management and the Company’s independent registered public accounting firm, the Audit Committee, exercising its business judgment, recommended to the board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Peter M. Gotsch
Wilson B. Sexton
Scott L. Thompson, Chairman
Dated: March 10, 2008

PRINCIPAL INDEPENDENT ACCOUNTANT FEES AND SERVICES

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of Ernst & Young LLP, our independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. As part of its responsibility, the committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by the registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Ernst & Young LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

•
Audit Services consist of services rendered by an external auditor for the audit of our annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and internal controls and reviews of financial statements included in Form 10-Qs, and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

•
Audit-Related Services consist of assurance and related services (e.g. due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, and accounting consultations.

•	Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance.

•	Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The table below summarizes the fees billed by our independent registered public accounting firm, Ernst & Young LLP, for the fiscal years ended December 31, 2006 and December 31, 2007.

Year	Audit	Audit-Related	Tax	All Other	Total
2007	$717,906	$—	$40,775	$—	$758,681
2006	$855,525	$—	$36,585	$—	$892,110

(1)    Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal controls and the reviews of the interim financial statements included in our Forms 10-Q. The audit fees in 2007 also included charges for internal control compliance with Sarbanes-Oxley Section 404. For 2007 the audit fees include charges of $159,943 related to audit work performed in connection with our secondary public offering in March, 2007. For 2006, the audit fees include fees of $454,427 related to audit work performed in connection with our public offering in June as well as other fees for services performed in connection with the filing of our Form S-8 in 2006.

(2)    There were no audit-related services for fiscal 2007 and 2006.

(3)    Tax fees represent professional services related to tax compliance.

The Audit Committee has considered the compatibility of the provision of services covered by the preceding paragraph with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.  The Audit Committee annually reviews the performance of the independent registered public accounting firm and the fees charged for their services.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

 The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008, subject to ratification by the Company’s stockholders, Ernst & Young has served as the Company’s independent public accountants since 1997. Representatives of Ernst & Young are expected to be at the Annual Meeting of Stockholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Board recommendation and stockholder vote required

The board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008 (Proposal No. 2 on the proxy card).

The affirmative vote of the holders of a majority of the votes represented at the annual meeting in person or by proxy will be required for approval.

ANNUAL REPORT TO STOCKHOLDERS

We have enclosed our 2007 annual report to stockholders for the fiscal year ended December 31, 2007 with this proxy statement.  The annual report includes our audited financial statements, along with other financial information about us, which we urge you to read carefully.

Our annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, is included in the 2007 annual report to stockholders, which accompanies this proxy statement.

You can also obtain, free of charge, a copy of our annual report on Form 10-K by:

•	accessing the Investor Relations section of our website at http://www.houwire.com and clicking on the “SEC Filings” link;

•	writing to:

Houston Wire & Cable Company — Investor Relations
10201 North Loop East
Houston, Texas 77029; or

•	telephoning us at: (713) 609-2100.

You can also obtain a copy of our annual report on Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at http://www.sec.gov.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2009 ANNUAL MEETING

The proxy rules of the SEC permit our stockholders, after notice to the Company, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules.  In order for any stockholder proposal to be considered for inclusion in our proxy statement to be issued in connection with our 2009 annual meeting of stockholders, that proposal must be received at our corporate headquarters, 10201 North Loop East, Houston, Texas 77029 (Attention: Investor Relations Coordinator), no later than December 4, 2008.

Our certificate of incorporation and by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.  Our certificate of incorporation and by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting and upon giving of notice and provided that the stockholder has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.  Specifically, our bylaws provide the following procedure in order that business may properly come before the stockholders at the annual meeting.  Among other things, stockholders intending to bring business before the annual meeting must provide written notice of such intent to the Secretary of the Company.  Such notice must be given no earlier than January 2, 2009 and no later than February 1, 2009.  In addition, the following information must be provided in the written notice: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation’s capital stock that are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business and (5) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If the stockholder proposes to nominate a person as a director, the written notice must be given no earlier than January 2, 2009 and no later than February 1, 2009 and must set forth the following information as to each proposed nominee: (1) the name, age, business address and, if known, residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of stock of the Corporation which are beneficially owned by such nominee, and (4) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be named as a nominee and to serve as a director if elected.  As to the stockholder giving the notice, the following information is required: (1) the name and address, as they appear on the Corporation’s books, of such stockholder and (2) the class and number of shares of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the SEC. Officers, directors and stockholders owning more than ten percent of our common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely upon its review of the Forms 3, 4 and 5 furnished to us pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that all of our directors, officers and beneficial owners of more than 10% of our common stock filed all such reports on a timely basis during 2007.

Other Information

The expenses of preparing and mailing this proxy statement and the accompanying proxy card and the cost of solicitation of proxies, if any, will be borne by us.  In addition to the use of mailings, proxies may be solicited by personal interview, telephone and by our directors, officers and regular employees without special compensation therefore.  We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted “FOR” all of the proposals described in this proxy statement.

OTHER MATTERS

Our board does not know of any other matters that are to be presented for action at the 2008 annual meeting.  Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Nicol G. Graham
Vice President, Chief Financial Officer, Treasurer and Secretary
 Dated: March 28, 2008

C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Houston Wire & Cable Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	35 46
VOTE BY INTERNET- www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date.Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in Hand when you call and then follow the instructions,

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Houston Wire & Cable Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

0000 0000 0000

NAME
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE S CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE 8 CABLE CO - COMMON	123,456,789,012.12345
HOUSTON WIRE S CABLE CO - COMMON	123,456,789,012.12345

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	hwire1	TO V0TE BY MAIL- KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED

HOUSTON WIRE & CABLE COMPANY THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2 Vote on the Directors	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line
1.	To elect as Directors of Houston Wire & Cable Company the nominees listed below
	01) 02) 03) 04)	Michael T. Campbell Ian Stewart Farwell Peter M. Gotsch Wilson B. Sexton	05) 06) 07)	William H. Sheffield Charles A. Sorrentino Scott L. Thompson

Vote on Proposal				For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008			☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐	BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717
		P60057			123,456,789,012 4424k109 461
Signature [PLEASE SIGN WITHIN BOX]	DATE		Signature (Joint Owners)	Date

HOUSTON WIRE & CABLE COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
 MAY 8, 2008

The stockholder(s) hereby appoint(s) Scott L. Thompson and Charles A. Sorrentino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Houston Wire & Cable Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., CDT, on May 8, 2008, at 10201 North Loop East, Houston, TX 77029, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

10201 North Loop East
Houston, TX  77029

Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting To Be Held on May 8, 2008.

1.           This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.           The proxy statement and annual report to shareholders are available at: www.proxyvote.com.

3.           If you want to receive a paper or e-mail copy of these documents, you must request one.  There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 24, 2008 to facilitate timely delivery.

Dear Stockholder:

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2008 Annual Meeting of Stockholders are available on the Internet.

The 2008 Annual Meeting of Stockholders of Houston Wire & Cable Company will be held at our corporate headquarters, 10201 North Loop East, Houston, TX 77029, on Thursday, May 8, 2008 at 8:30 a.m., Central Time.  Only stockholders of record at the close of business on March 10, 2008 are entitled to vote at the meeting or any adjournment or postponement thereof.

Proposals to be voted on at the Annual Meeting are listed below, along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR each of the following proposals:

1.           Election of seven directors to serve on the Board of Directors until the 2009 Annual Meeting of Stockholders:

•	Michael T. Campbell	•	William H. Sheffield
•	Ian Stewart Farwell	•	Charles A. Sorrentino
•	Peter M. Gotsch	•	Scott L. Thompson
•	Wilson B. Sexton
2.           Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

This Notice also constitutes notice of the 2008 Annual Meeting of Stockholders of the Company.

You may access the following proxy materials at www.proxyvote.com:

•	Notice of the 2008 Annual Meeting of Stockholders
•	2008 Proxy Statement
•	Annual Report to Stockholders for the year ended December 31, 2007
•	Proxy card

You may access your proxy materials and proxy card online by going to www.proxyvote.com, having your 12-digit control number (located on the following page) ready when you go to this web site and following the instructions on that web site.

If you prefer a paper or e-mail copy of the proxy materials, you may request one by:

•	Sending an e-mail to sendmaterial@proxyvote.com (to request material by e-mail, please send a blank e-mail with your 12-digit control number (located on the following page) in the subject line) or
•	Calling 1-800-690-6903 or
•	Making a request online at www.proxyvote.com.

There is no charge to you for requesting a copy of the proxy materials.  To facilitate timely delivery, please make your request on or before April 24, 2008.

Stockholders of record as of March 10, 2008, the record date for the Annual Meeting, are cordially invited to attend the 2008 Annual Meeting of Stockholders.  Directions to attend the Annual Meeting, where you may vote in person, can be found on our website at www.houwire.com.

HOUSTON WIRE & CABLE COMPANY